Exhibit 99.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) dated as of August 11, 2008, is made by and between SC MINERALS AKTIEBOLAG, a privat aktiebolag organized under the laws of Sweden (the “Lender”), and MINERA SAN CRISTÓBAL, S.A., a sociedad anónima organized under the laws of Bolivia (the “Borrower”).  The Lender and the Borrower are referred to herein collectively as the “Parties” and individually as a “Party.”

BACKGROUND

WHEREAS, Apex Silver Mines Sweden AB (“Apex Sweden”), Apex Luxembourg S.À. R.L. (“Apex Luxembourg”) and the Lender are shareholders of the Borrower and together with the Borrower are parties to the MSC Shareholders Agreement dated as of September 25, 2006 (the “Borrower Shareholders Agreement”);

WHEREAS, the Lender has agreed, subject to the terms and conditions of this Agreement, to make loans available to the Borrower up to a maximum aggregate principal amount of US$50,000,000 (the “Loan”) upon the terms and condition set forth herein; and

WHEREAS, the Loan shall be subordinated to the rights of the Secured Parties under and as defined in that certain Common Security Agreement dated as of December 1, 2005 (as amended, supplemented or otherwise modified from time to time, the “Common Security Agreement”), among the Borrower, Apex Silver Finance, Apex Silver Mines Sweden AB, Apex Luxembourg S.À. R.L., Apex Metals Marketing, GmbH, Comercial Metales Blancos AB, the Lender, BNP Paribas, as Administrative Agent, Barclays Capital, as the Technical Agent, JPMorgan Chase Bank, N.A., as the Collateral Agent and the Securities Intermediary (the “Collateral Agent”) and the Senior Lenders and Hedge Banks identified therein from time to time party thereto (capitalized terms used herein without definition shall have the meaning defined in the Common Security Agreement or in the Borrower Shareholders Agreement, as the case may be).

NOW, THEREFORE, in consideration of the premises and covenants herein contained and intending to be legally bound hereby, the Parties agree as follows:

TERMS

1.                                       THE LOAN.

1.1                           Advances.

(a)          Upon satisfaction of the terms and subject to the conditions hereof, and subject to the provisions of Section 4.2 below, the Loan shall be available for disbursement to the Borrower in one or more advances from the date hereof through October 31, 2008 (collectively, the “Advances”) by wire transfer of Dollars, in immediately available funds, to an account designated by the Borrower.  The Lender shall not be obligated to make any Advance hereunder after October 31, 2008.  The date the initial Advance is made to the Borrower is herein referred to as the “Initial Disbursement Date” and each date a subsequent Advance is made to the Borrower is herein referred to as a “Subsequent Disbursement Date.”

(b)               Advances made shall be used only for working capital purposes and only in respect of line items set forth in the projected cash sources and uses prepared by the Borrower as of August 7, 2008, a copy of which is attached hereto as Schedule A (the “Projected Cash Forecast”).  When the Borrower desires an Advance hereunder, it shall deliver a Disbursement Request in the form attached as Exhibit A (the “Disbursement Request”) specifying the amount of the Advance requested to be disbursed, the Initial Disbursement Date or Subsequent Disbursement Date, as applicable (which shall be no less than five (5) Business Days following the date of the Disbursement Request, unless otherwise agreed by the Lender); certifying the purpose for which the proceeds of such Advance will be used, referencing the Projected Cash Forecast and the line item of the Projected Cash Forecast to which such Advance relates; certifying that the cumulative amount of Advances (assuming the making of the requested Advance) and other payments previously made with respect to any line item in the Projected Cash Forecast will not exceed 110% of the amount of such line item, and attaching reasonable evidence of the Borrower’s payment of expenses out of any prior Advance that were made by Borrower on or after the date of the previous Disbursement Request.

1.2                           Interest.  The outstanding principal amount of each Advance shall accrue interest at a rate per annum equal to fifteen percent (15%).  Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

1.3                           Potential Blockage Event.  For purposes of this Agreement, “Potential Blockage Event” shall mean any event or condition that, with the giving of notice or lapse of time or determination of materiality, or any combination of the foregoing, would constitute a Blockage Event.

1.4                           Rate of Interest During the Existence of a Blockage Event.  In the event that the principal of any Advance is not paid in full when due (whether at stated maturity, by acceleration or otherwise), or if any other Blockage Event has occurred and is continuing under this Agreement, the Borrower shall pay interest on such unpaid principal from the date such Blockage Event occurred until the date the Blockage Event ceased to continue, payable without the need of demand, at a rate per annum equal at all times to six percent (6%) per annum in addition to the conventional rate of fifteen percent (15%) per annum pursuant to Section 1.2 above which shall continue to accrue.  Payment of any such interest at the rate described above shall not constitute a waiver of any Blockage Event and shall be without prejudice to the right of the Lender to exercise any of its rights and remedies under this Agreement.

1.5                           Highest Lawful Rate.  Notwithstanding anything in this Agreement to the contrary, the total liability of the Borrower for the payment of interest under this Agreement shall not exceed the applicable limit imposed by the usury laws of any applicable jurisdiction.  If the Lender receives interest in an amount which exceeds such limit, such excess amount shall be applied instead to the reduction of the unpaid principal balance and not to the payment of interest, or at the Lender’s election the surplus shall be remitted to the Borrower by the Lender, and the Borrower hereby agrees to accept such remittance.

1.6                           Payments.

(a)                                  Payments.  The Borrower shall make each payment under this Agreement, unconditionally in full without set-off, counterclaim or, to the extent permitted by applicable law, other defense, and free and clear of, and without reduction for or on account of, any present and future taxes or withholdings, and all liabilities with respect thereto.  Each payment shall be made not later than 12:00 noon (New York time) on the day when due to the Lender in Dollars and in immediately available funds, or such other funds as shall be separately agreed upon by the Borrower and the Lender, in accordance with the Lender’s payment instructions.

(b)                                 Tax Deductions.  Any and all payments by the Borrower under this Agreement shall be made without deduction or withholding for on account of any tax, levy, impost, duty or other charge, fee, deduction or withholding of a similar nature (including, without limitation, any penalty or interest payable in connection with the failure to pay, or delay in paying, any of these) (a “Tax Deduction “) unless a Tax Deduction is required by law.  If a Tax Deduction is required by law to be made by the Borrower, the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.  The Borrower shall make any Tax Deduction under this Section 1.6(b), and any payment required in connection with that Tax Deduction, within the time allowed and for the minimum amount required by law; and shall within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or any appropriate payment paid to the relevant Governmental Authority (as applicable).

(c)                                  Extension.  Whenever any payment hereunder shall be stated to be due, or whenever any interest payment date or any other date specified hereunder would otherwise occur, on a day other than a day on which banks are generally open for business in New York, New York, United States of America, Tokyo, Japan and La Paz, Bolivia, (a “Business Day”), then, except as otherwise provided herein, such payment shall be made, and such interest payment date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder.

(d)                                 Application.  After the exercise of remedies provided for in Section 6.2, each payment by or on behalf of the Borrower hereunder shall, unless a specific determination is made by the Lender with respect thereto, be applied (i) first, to any costs, expenses and other amounts (other than principal and interest) due the Lender; (ii) second, to accrued and unpaid interest due the Lender; and (iii) third, to principal due the Lender.

(e)                                  Maturity.  Unless earlier paid in accordance with the terms of this Agreement, and subject to Section 4.3, the outstanding principal amount of the Advances, all accrued and unpaid interest on the outstanding portion of the Advances and all other amounts accrued and outstanding under this Agreement shall be repaid in Dollars by the Borrower in immediately available funds on August 11, 2013 (the “Maturity Date”)

1.7                           Right of Set-Off.  Subject to the subordination provisions set forth in Annex I, upon the occurrence and during the continuance of any Blockage Event, the Lender hereby is authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any obligations or indebtedness at any time owing by the Lender to the Borrower against any amounts owed to it by the Borrower under this Agreement now or hereafter existing, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such Advances may be unmatured.  The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Lender under this Section 1.7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

1.8                           Mandatory Prepayment.  To the extent the Borrower is entitled to make a Restricted Payment pursuant to Article IX of the Common Security Agreement and notwithstanding Section 7.7 of the Borrower Shareholders Agreement, any amount otherwise available to be paid as a Restricted Payment shall be applied by the Borrower to prepay the Advances, all accrued and unpaid interest and all other amounts accrued and outstanding under this Agreement until such time as all amounts due to the Lender under this Agreement shall have been paid.  Payments made to Lender pursuant to this Section 1.8 shall be applied first to any costs or expenses otherwise payable by the Borrower under this Agreement and accrued interest thereon, then to accrued and unpaid interest on the Advances, and then to the outstanding principal balance of the Advances.  The Borrower shall take all necessary steps required by Article IX of the Common Security Agreement or any other Transaction Documents or that are otherwise necessary or appropriate to enable it to make a Restricted Payment and to use such Restricted Payment for the mandatory prepayments required by this Section 1.8.

1.9                           Voluntary Prepayment.  The Borrower shall have the right to prepay all amounts outstanding under the Advances, if any, in whole or in part from time to time, without penalty.

1.10                     Confirmation.  Concurrently with the disbursement of each Advance under this Agreement the Borrower shall deliver an executed confirmation to the Lender in the form attached as Exhibit B.

2.                                       REPRESENTATIONS AND WARRANTIES.  The Borrower represents and warrants to the Lender as of the date hereof that:

2.1                           Organization.  The Borrower (a) is a sociedad anónima organized, validly existing and in good standing under the laws of Bolivia, and (b) has all requisite corporate power and authority to execute, deliver and perform this Agreement.

2.2                           Authorization; Binding Effect.  The execution, delivery, and performance by the Borrower of this Agreement have been duly authorized by all requisite corporate action by the Borrower.  This Agreement has been duly executed and delivered by the Borrower and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights in general, and general principles of equity.

2.3                           Consents.  No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by the Borrower of this Agreement.

2.4                           Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any Government Rule or Government Approval to which the Borrower is subject, violate any provision of the Borrower’s Organizational Documents, or conflict with, result in a breach of, or constitute a default under, any written agreement, contract, lease, license, instrument or arrangement to which the Borrower is a party or by which it is bound.

3.                                       CONDITIONS TO DISBURSEMENT

3.1                           Conditions to Initial Disbursement.  The obligation of the Lender to make the initial Advance is subject to the satisfaction as of the Initial Disbursement Date of the following conditions precedent:

(a)          The representations and warranties of the Borrower contained in this Agreement shall be true and correct at and as of the Initial Disbursement Date as though then made and the Borrower shall have performed all covenants required to be performed by it as of the Initial Disbursement Date;

(b)         No Potential Blockage Event or Blockage Event shall exist; and

(c)          The Borrower shall have delivered to the Lender all of the following documents:

(i)                                     A Disbursement Request executed by the Borrower complying in all respects with Section 1.1(b);

(ii)                                  Copies of all duly executed powers of attorney granted by the Borrower, Apex Sweden or Apex Luxembourg with respect to the execution, delivery and performance of this Agreement and evidence of registration with the Commercial Registry of Bolivia or of Sweden, if applicable (including, without limitation, the special power of attorney granted to CT Corporation authorizing it to serve as agent for service of process under this Agreement);

(iii)                               Evidence of all other Borrower or Shareholder action authorizing or certifying the execution, delivery and performance of this Agreement, the making of the Advances that may reasonably be requested by the Lender and the subordination of amounts otherwise payable to Apex Sweden or Apex Luxembourg by the Borrower in accordance with the subordination provision set forth in Annex 1;

(iv)                              Acceptance from CT Corporation System agreeing to serve as the authorized agent for service of process, appointed by the Borrower pursuant to Section 7.9(b);

(v)                                 cash flow projections for the Borrower for a minimum period of no less than thirteen (13) weeks after the proposed Initial Disbursement Date;

(vi)                              a summary of existing cash balances of the Borrower, including the most recent bank statements summarizing all amounts on deposit in the New York Accounts and the Bolivian Accounts;

(vii)                           a schedule of Hedge Instruments identifying all obligations, required payments or posting of collateral;

(viii)                        detailed summaries and breakdowns of Borrower’s overhead costs in form and substance acceptable to the Lender;

(ix)                                a backlog and forecast of the Borrower’s purchase orders and the materials stock report;

(x)                                   a detailed summary of the Borrower’s accounts payable; and

(xi)                                Such other information, approvals or documents as Lender may reasonably request.

3.2                           Conditions to Subsequent Disbursements.  The obligation of the Lender to make each subsequent Advance is subject to the satisfaction as of the Subsequent Disbursement Date of the following conditions precedent:

(a)          The representations and warranties of the Borrower contained in this Agreement shall be true and correct at and as of the Subsequent Disbursement Date as though then made and the Borrower shall have performed all covenants required to be performed by it as of the Subsequent Disbursement Date;

(b)         No Potential Blockage Event or Blockage Event shall exist;

(c)          The Borrower shall have delivered to the Lender all of the following documents:

(i)                                     A Disbursement Request executed by the Borrower complying in all respects with Section 1.1(b);

(ii)                                  Evidence that this Agreement has been properly filed for registration or registered with the Central Bank of the Republic of Bolivia;

(iii)                               Copies of all duly executed powers of attorney registered with the pertinent Commercial Registry, if applicable, and evidence of all other Borrower and Shareholders actions authorizing the making of the Advance requested by the Lender;

(iv)                              Updated cash flow projections for the Borrower for a minimum period of no less than thirteen (13) weeks after the relevant date;

(v)                                 An updated summary of existing cash balances of the Borrower, including the most recent bank statements summarizing all amounts on deposit in the New York Accounts and the Bolivian Accounts;

(vi)                              updated summaries and breakdowns of Borrower’s overhead costs in form and substance acceptable to the Lender;

(vii)                             an updated forecast of the Borrower’s purchase orders and the materials stock report;

(viii)                        an updated detailed summary of the Borrower’s accounts payable; and

(ix)                                Such other information, approvals or documents as Lender may reasonably request.

4.                                       OPTION TO SUBSCRIBE FOR EQUITY SHARES

4.1                           Certain Definitions.  For purposes of the capitalization into shares of the Borrower of an Advance or other amount by the Lender pursuant to Section 4.2 or 4.3:

(a)          the “Conversion Price” shall equal the Implied Equity of the Borrower divided by the total number of issued and outstanding Shares immediately prior to such contribution;

(b)         the number of “Conversion Shares” to be issued shall be the number of fully paid and nonassessable Shares equal to the lesser of (i) the number determined by dividing (x) the product of 1.5 times the amount of the requested Advance or other amount to be contributed by the Lender by (y) a price per share equal to the Conversion Price; and (ii) the number of Shares determined by dividing the amount of the requested Advance or other amount to be contributed by the Lender converted into Bolivianos at the official exchange rate by the nominal value of one Share; and

(c)          “Implied Equity of the Borrower” means the sum of (i) the Total Project Investment plus (ii) the total of all actual capital contributions made to the Borrower by all Shareholders and other members of the Control Group from and after the date of the Borrower Shareholder Agreement to and including the time immediately prior to such contribution.  As of the date of this Agreement the Implied Equity of the Borrower was US$645,376,921.15.

4.2                           Option to Subscribe to Equity in lieu of Advances.  Upon receipt of a Disbursement Request other than for the initial Advance, the Lender may within two (2) Business Days, in its sole discretion, notify the Borrower that it elects to subscribe to newly-issued shares of the Borrower (“Shares”) in lieu of making an Advance.  In such case, subject to satisfaction of all conditions set forth in Section 3.2, (i) the Lender will notify the Board of Directors of the Borrower that it will subscribe equity in lieu of Advances under this Section 4.2, (ii) the Board of Directors of the Borrower, duly called and meeting under the Borrower’s by-laws, will immediately thereafter and no later than within two (2) Business Days from the date of receipt of the notice, call for an Extraordinary Shareholders Meeting to be convened and held as soon as reasonably practicable pursuant to the Borrower’s by-laws, (iii) said Extraordinary Shareholders Meeting will take place with the presence of Apex Sweden, Apex Luxembourg and the Lender, all duly and properly represented by authorized representatives, (iv) at the Extraordinary Shareholders Meeting, Apex Sweden and Apex Luxembourg will fully and properly waive their Preemptive Rights and/or rights of first refusal for the proportionate right to the issuance of the new Shares and each of Apex Sweden and Apex Luxembourg will vote its shares in favor of the capital increase of the Borrower’s paid in capital in the amount in Bolivianos then equivalent at the official exchange rate to the nominal value of the amount of Shares that the Lender elects to subscribe pursuant to this Section 4.2, expressly stating that the subscription and payment of all such Shares will be made only by the Lender, the Board of Directors of the Borrower will take all appropriate actions needed to promptly register, which registration should be completed within five (5) Business Days from the date of the Extraordinary Shareholders Meeting, a certified copy of the Minutes of the Extraordinary Shareholders Meeting mentioned in this Section 4.2 with the Bolivian Commercial Registry and take all other actions that may be required to complete all proper formalities under Bolivian law such that the Borrower can issue and deliver to the Lender the corresponding share certificates, and (vi) within three (3) Business Days from the date of registration of the Minutes of the Extraordinary Shareholders Meeting mentioned in this Section 4.2 with the Commercial Registry and completion of any other required formality and registration, upon receipt by the Lender of proper evidence of said registration, which evidence shall forthwith be provided by the Borrower, and against delivery by the Borrower to and receipt by the Lender of the corresponding share certificates (with proper evidence of registration with the Book of Shares of the Borrower) the Lender shall simultaneously make a payment in the amount of the requested Advance in exchange for the issuance by the Borrower of the Conversion Shares.  To the extent that the aggregate nominal value of the Conversion Shares in Bolivianos is less than 1.5 times the amount of the requested Advance converted into Bolivianos at the official exchange rate, the difference shall constitute an issuance premium (prima de emision) paid by the Lender for the benefit of the Borrower.

4.3                           Option to Contribute Advances to the Borrower’s Capital.  The Lender may at any time notify the Board of Directors of the Borrower that it elects to contribute to the Borrower’s capital all or any portion of the outstanding Advances and any accrued and unpaid interest or other amount outstanding under this Agreement in exchange for a subscription for newly-issued Shares.  Upon receipt of such notice (i) the Board of Directors of the Borrower, duly called and meeting under the Borrower’s by-laws, will immediately thereafter and no later than within two (2) Business Days from the date of receipt of the notice, call for an Extraordinary

Shareholders Meeting to be convened and held as soon as reasonably practicable pursuant to the Borrower’s by-laws, (ii) said Extraordinary Shareholders Meeting will take place with the presence of Apex Sweden, Apex Luxembourg and the Lender, all duly and properly represented by authorized representatives, (iii) at the Extraordinary Shareholders Meeting, Apex Sweden and Apex Luxembourg will fully and properly waive their Preemptive Rights and/or rights of first refusal for the proportionate right to the issuance of the new Shares and each of Apex Sweden and Apex Luxembourg will vote its shares in favor of the capitalization of the amount so requested by the Lender and the subsequent increase of the Borrower’s paid in capital in the amount in Bolivianos then equivalent at the official exchange rate to the amount that the Lender elects to capitalize pursuant to this Section 4.3, expressly stating that the capitalization would be made only by the Lender, the Board of Directors of the Borrower will take all appropriate actions needed to promptly register, which registration should be completed within five (5) Business Days from the date of the Extraordinary Shareholders Meeting, a certified copy of the Minutes of the Extraordinary Shareholders Meeting mentioned in this Section 4.3 with the Bolivian Commercial Registry and take all other actions that may be required to complete all proper formalities under Bolivian law such that the Borrower can issue and deliver to the Lender the corresponding share certificates, and (v) within three (3) Business Days from the date of registration of the Minutes of the Extraordinary Shareholders Meeting mentioned in this Section 4.3 with the Commercial Registry and completion of any other required formality and registration, upon receipt by the Lender of proper evidence of said registration, which evidence shall forthwith be provided by the Borrower, and against delivery by the Borrower to and receipt by the Lender of the corresponding share certificates (with proper evidence of registration with the Book of Shares of the Borrower) the requested amount shall be capitalized in exchange for the issuance by the Borrower of the Conversion Shares.  To the extent that the aggregate nominal value of the Conversion Shares in Bolivianos is less than 1.5 times the amount of the amount to be contributed by the Lender converted into Bolivianos at the official exchange rate, the difference shall constitute an issuance premium (prima de emision) paid by the Lender for the benefit of the Borrower.

4.4                           No Fractional Shares.  The Borrower shall not issue fractional interests in Shares upon contribution of an Advance or other amount pursuant to Section 4.2 or 4.3.  To the extent the Lender would otherwise be entitled to a fractional share interest, the Borrower shall pay cash in lieu of such fractional share interest.  The amount of cash in lieu to be paid shall be determined by multiplying (i) the Conversion Price applied in making such conversion by (ii) such fractional share interest, and rounding the product to the nearest whole cent (centavo), with one-half cent (centavo) being rounded upward.

5.                                       COVENANTS OF THE BORROWER.

5.1                           Registration of Agreement.  Within five (5) Business Days of execution of this Agreement, the Borrower shall cause this Agreement to be duly registered with the Central Bank of the Republic of Bolivia, as required by applicable Bolivian regulations.

5.2                           Financial Information.

On the 15th day of each month commencing on November 15, 2008, the Borrower shall provide the Lender the following:

(i)                                     Updated cash flow projections for the Borrower for a minimum period of no less than thirteen (13) weeks after the relevant date;

(ii)                                  An updated summary of existing cash balances of the Borrower, including the most recent bank statements summarizing all amounts on deposit in the New York Accounts and the Bolivian Accounts;

(iii)                               updated summaries and breakdowns of Borrower’s overhead costs in form and substance acceptable to the Lender;

(iv)                              an updated forecast of the Borrower’s purchase orders and the materials stock report; and

(v)                                   an updated detailed summary of the Borrower’s accounts payable.

6.                                       BLOCKAGE EVENTS; RIGHTS ON BLOCKAGE EVENTS.

6.1                           Blockage Events.  Each of the following shall constitute a blockage event (each, an “Blockage Event”) under this Agreement:

(a)                                  The Borrower’s failure to make any required payment of principal or interest under this Agreement, or any other amount due and payable under this Agreement, within ten (10) Business Days of the date such payment is due.

(b)                                 The Borrower’s failure to perform any other obligation (other than one that can be satisfied with the payment of money) required under this Agreement, and the continuation of such failure for a period of thirty (30) days after the Lender delivers to the Borrower written notice of such failure to perform.

(c)                                  Apex Sweden’s or Apex Luxembourg’s failure to perform their obligations as required under Section 4.2 or Section 4.3 of this Agreement.

(d)                                 This Agreement is expressly repudiated by any party hereto except the Lender, or is declared illegal or unenforceable against any party other than the Lender.

(e)                                  An exercise of remedies by the Secured Parties under Section 10.02 of the Common Security Agreement.

6.2                           Remedies Upon a Blockage Event.  Upon the occurrence of a Blockage Event, the Lender shall have the right to terminate its obligation to make any further Advances and, in the case of a Blockage Event arising under clause (e) of Section 6.1 only, cause the entire unpaid principal amount of the Advances, together with all accrued and unpaid interest thereon, reasonable legal fees, costs and expenses, if any, owed by the Borrower to the Lender, to become immediately due and payable in full by giving written notice to the Borrower whereupon the Advances, all such accrued and unpaid interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.  The Lender shall also have all other rights and remedies set forth in this Agreement or as are otherwise provided by law.

7.                                       OTHER PROVISIONS.

7.1                           Binding Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties, provided, however, that neither Party may assign its obligations under this Agreement without the prior written consent of the other Party.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2                           Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York without regard for principles of conflict of law that would require the application of the law of a jurisdiction other than the State of New York.

7.3                           No Waiver; Cumulative Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Lender.

7.4                           Further Assurances.  From time to time, each Party shall execute and deliver to the other Party such additional documents and shall provide such additional information to the other Party as the other Party may reasonably require to carry out the terms of this Agreement and any agreements executed in connection herewith or therewith.

7.5                           Entire Agreement.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof supersedes any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto.

7.6                           Amendments and Waivers.  No amendment to any provision of this Agreement shall be effective unless it is in writing and has been signed by the Lender and the Borrower, and no waiver of any provision of this Agreement, or consent to any departure by the Borrower therefrom, shall be effective unless it is in writing and has been signed by the Lender.  Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7.7                           Payment Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including, without limitation, pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under the Bankruptcy Code or other U.S. Federal, state or foreign liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws, or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if payment had not been made or such set-off had not occurred.

7.8                           Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.8.

7.9                           Submission to Jurisdiction.

(a)                                  Submission to Jurisdiction.  The Borrower hereby (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States sitting in the Borough of Manhattan for the purpose of any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum, and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

b)                                     Appointment of Agent for Service of Process.  The Borrower hereby irrevocably appoints CT Corporation System, with offices at the date of this Agreement at 111 8th Avenue, New York, New York 10011, as its authorized agent on which any and all legal process may be service in any action, suit or proceeding brought in any Federal or State court located in the Borough of Manhattan, The City of New York.  The Borrower agrees that service of process in respect of it upon such agent, together with written notice of such service given to it as provided in Section 7.10, shall be deemed to be effective service of process upon it in any action, suit or proceeding.  The Borrower agrees that the failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon.  If for any reason such agent shall cease to be available to act as such, the Borrower agrees to forthwith designate a new agent in the Borough of Manhattan, the City of New York, on the terms and for the purposes of this Section 7.9 and promptly provide the Lender with a copy of the special power of attorney granted by the Borrower to the new agent and registered with the Commercial Registry.

(c)                                  No Limitation.  Nothing in this Section 7.9 shall affect the right of the Lender to serve legal process in any other manner permitted by law or limit the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

7.10                     Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next Business Day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; provided, however that notices and communications to the Lender pursuant to Article 3 shall not be effective until received.  All communications shall be sent to the respective parties as follows:

If to the Borrower:

Minera San Cristóbal

Calle Campos No. 265

P.O. Box 13790

La Paz, Bolivia

Fax:                          +591 2 243-3737

Attn:                   President

If to the Lender:

SC Minerals Aktiebolag

c/o Sumitomo Corporation

8-11, Harumi, 1-chome

Chuo-ku, Tokyo, 104-8610

Japan

Tel:    +81-3-5166-4319

Fax:    +81-3-5166-6423

Attn:   General Manager, Non-Ferrous Metals & Raw Materials Dept.

7.11                     Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.

If, however, any provision of any of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

7.12                     Separate Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.13                     Titles; Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.14                     Affirmation of Borrowers Shareholders Agreement.  Except as modified by this Agreement, the terms of the Borrowers Shareholders Agreement shall remain in full force and effect.

[Signatures Follow.]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first written above.

MINERA SAN CRISTÓBAL, S.A.

By:	/s/ Gerald J. Malys
Name: Gerald J. Malys
Title: Vice President

SC MINERALS AKTIEBOLAG

By:	/s/ Akira Takeuchi
Name: Akira Takeuchi
Title: Director and Chairman of the Board

In consideration of the direct and indirect benefits that Apex Sweden and Apex Luxembourg will receive as Shareholders of the Borrower from the making of the Loan, and as an express condition to the making of the Loan by the Lender, by their signature below Apex Sweden and Apex Luxembourg (i) consent to the making of the Loan by the Lender in accordance with terms of this Agreement, (ii) agree to comply with and be bound by the terms and provisions of this Agreement, including, without limitation, the provisions of Section 1.8 and Article 4, (iii) agree that any Shareholder Loan, Supplemental Loan or Consolidated Loan made by the Apex Interestholders and any other amount payable to the Shareholders by the Borrower, whether currently outstanding or hereafter created, shall rank in payment and upon liquidation junior to the Loan in accordance with the subordination terms attached as Annex 1, (iv) acknowledge that, in the event of any inconsistency between the provisions of this Agreement and the Borrowers Shareholders Agreement, the terms of this Agreement shall control, and (v) agree to vote their Shares in favor of, and to instruct any Directors or alternate directors appointed by them to vote in favor of, any and all actions that are necessary or appropriate in order to cause MSC to comply with the terms and provisions of this Agreement and the foregoing.

APEX SILVER MINES SWEDEN AB.

By:	/s/ Gerald J. Malys
Name: Gerald J. Malys
Title: Deputy Director

APEX LUXEMBOURG S.À. R.L.

By:	/s/ Gerald J. Malys
Name: Gerald J. Malys
Title: Manager

Annex 1

Subordination Terms

The payment of each Shareholder Loan, Supplemental Loan or Consolidated Loan or other amount payable by the Borrower to the Shareholders (each, a “Subordinated Obligation”) is expressly and irrevocably made subordinate and subject in right of payment to the full and final prior payment in cash of all amounts payable to the Lender under the Loan Agreement (the “Senior Obligations”).  Notwithstanding anything to the contrary, each Shareholder hereby expressly agrees that it will not (nor will it allow or direct any other Person on its behalf to), until the repayment in full of the Senior Obligations, ask, demand, make any claim for, institute any action or proceeding for, otherwise exercise any remedy for, take, receive or accept from the Borrower, by set-off or in any other manner, payment (in whole or in part) of the Subordinated Obligations, nor shall it receive or accept any security therefor, whether or not any default shall have occurred under the Senior Obligations and whether or not any amount in respect of the Senior Obligations shall then be due and payable.  A payment on the Subordinated Obligations shall be deemed to include any purchase, redemption or other acquisition by or on behalf of the Borrower of all or any portion of the Subordinated Obligations.

No Shareholder, nor any assignee or transferee of such Shareholder (each, a “Subordinated Party”) shall take any action prejudicial to or inconsistent with the Lender’s priority position over the Subordinated Parties created by the terms hereof (the “Terms of Subordination”), including any action which will hinder, delay or otherwise prevent the Lender from taking any action it deems necessary to enforce rights with respect to the Senior Obligations.  Additionally, no Subordinated Party shall take any action or otherwise act to contest or otherwise challenge on account of the Subordinated Obligations:  (a)  the relevant rights and duties of the Lender with respect to the Subordinated Parties on account of any Subordinated Obligations as established under the Terms of Subordination; or (b) the Lender’s exercise of remedies in accordance with the Loan Agreement.

In furtherance of the foregoing, the provisions of Section 1 and Sections 3 though 18 of the Borrower Subordination Conditions set forth in Exhibit A-1 to the Transfer Restrictions Agreement shall apply mutatis mutandis to the Terms of Subordination set forth herein for the benefit of the Lender as if the Lender were a “Senior Party” and the Senior Obligations were “Senior Obligations” thereunder; provided, however, that the Terms of Subordination set forth on this Annex 1 shall not terminate until the date that all Senior Obligations owing to the Lender have been indefeasibly paid in full, and, provided, further, that the Subordinated Parties acknowledge that, notwithstanding any provisions of the Transfer Restrictions Agreement to the contrary, the Terms of Subordination shall also apply to any rights of a Shareholder to receive Restricted Payments, which shall be applied to the prepayment of the Senior Obligations until they have been repaid in full as provided in Section 1.8 of the Loan Agreement.

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